Exhibit 32.1
Certification of Chief Executive Officer
I, Thomas L. Ryan, of Service Corporation International, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Service Corporation International.

Dated:	April 25, 2013	/s/ Thomas L. Ryan
Thomas L. Ryan
President and Chief Executive Officer (Principal Executive Officer)